SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D. C. 20549


                                 --------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                     Date of Report (Date of earliest event
                          reported): December 28, 1999


                         MEMC Electronic Materials, Inc.
          -------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



   Delaware                         1-13828                    56-1505767
(State or Other                   (Commission               (I.R.S. Employer
Jurisdiction of                   File Number)            Identification Number)
Incorporation)


501 Pearl Drive (City of O'Fallon)
St. Peters, Missouri                                                    63376
----------------------------------------                              ----------
(Address of Principal Executive Offices)                              (Zip Code)


               Registrant's telephone number, including area code:

                                 (636) 474-5000
                   -------------------------------------------

Item 5.  Other Events.

     In connection with the pending merger of VIAG Aktiengesellschaft ("VIAG") into VEBA Aktiengesellschaft ("VEBA"), MEMC Electronic Materials, Inc. ("MEMC") has been advised that the German law governing mergers requires VIAG and VEBA to prepare and distribute to their shareholders a joint merger report that contains business and financial information and certain expert opinions. MEMC has been further advised that this merger report must contain detailed information concerning MEMC, a subsidiary corporation of VEBA. On or about December 28, 1999, this merger report was published in German and on or about January 10, 2000, an English version of the merger report was furnished by VEBA to the Securities and Exchange Commission.


     As a general matter, MEMC does not make public or otherwise distribute any forecasts or projections as to future performance. The management of VEBA/VIAG has prepared forecasts concerning MEMC for inclusion in this merger report in accordance with German law and German generally accepted accounting principles. These forecasts are not the forecasts of MEMC and should not be relied upon by MEMC stockholders or the investing public as the forecasts, projections or valuations of MEMC.



                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MEMC Electronic Materials, Inc.
                                           (Registrant)


Date:  January 10, 2000                    By:  /s/ James M. Stolze
                                                -------------------------------
                                           Name:  James M. Stolze
                                           Title: Executive Vice President and
                                                  Chief Financial Officer